Exhibit 99.1

Indivior Reports Second Quarter 2026 Financial Results and Raises Full-Year 2026 Guidance

• Q2’26 Total Net Revenue of $343 Million, Up 14% YoY

• Record Quarterly Total SUBLOCADE® Net Revenue of $253 Million in Q2’26, Up 21% YoY

• Record Quarterly GAAP Net Income of $122 Million and Record Non-GAAP Net Income of $142 Million in Q2’26

• Record Quarterly Adjusted EBITDA of $186 Million in Q2’26, Up 111% YoY

• Repurchased Approximately 4.7 Million Shares in Q2’26 for $175 Million

Richmond, VA, August 3, 2026 – Indivior Pharmaceuticals, Inc. (Nasdaq: INDV) today reported its financial results for the second quarter ended June 30, 2026, and raised its full-year 2026 financial guidance.

“Exceptional operational execution in Phase II – Accelerate – of the Indivior Action Agenda fueled strong SUBLOCADE performance in the quarter and is the primary driver of our raised 2026 guidance,” said Joe Ciaffoni, Chief Executive Officer. “We remain focused on Phase II – Accelerate – for the remainder of 2026 and look forward to closing our proposed merger with Supernus, which is expected in the fourth quarter. Upon the close of our proposed merger, all three Phases of the Indivior Action Agenda will have been successfully completed.”

“We delivered record SUBLOCADE net revenue and adjusted EBITDA in the quarter leading us to raise our 2026 guidance,” said Ryan Preblick, Chief Financial Officer. “We now expect 2026 total SUBLOCADE net revenue growth of 20% year-over-year and adjusted EBITDA growth of 68% year-over-year at the midpoint of our guidance ranges. We returned capital to our shareholders through the repurchase of $175 million in shares during the quarter. We are committed to creating long-term shareholder value.”

Q2 2026 Business Highlights:

•	As of June 30, 2026, over 545,000 patients in the U.S. have been prescribed SUBLOCADE since launch.

•

Grew total SUBLOCADE net revenue 21% year-over-year to $253 million. U.S. SUBLOCADE net revenue increased 22% year-over-year to $238 million versus the prior year, driven by 18% dispense unit volume growth. New patient starts of 32,816 were a record. Net revenue also benefited from more favorable price/mix and gross-to-net adjustments.

•

In the second quarter, Indivior repurchased 4,664,540 shares at an average price of $37.52 for a total of $175 million. Year-to-date, the Company has repurchased 8,638,693 shares at an average price of $34.73 for a total of $300 million.

•

Announced findings from two new real-world evidence studies showing that adherence to SUBLOCADE is associated with lower relapse risk, fewer infection-related complications, and reduced healthcare utilization among people living with opioid use disorder (OUD).

•

Indivior Pharmaceuticals, Inc. and Supernus Pharmaceuticals, Inc. today announced a definitive agreement to combine in an all-stock merger of equals transaction to create a leading, diversified, scaled, CNS-focused biopharmaceutical company. For additional information on the transaction, please reference the announcement press release at Indivior.com.

Raising Full-Year 2026 Financial Guidance:

Full-year financial guidance assumes no material change in exchange rates for key currencies compared with 2025 average rates, notably USD/GBP and USD/EUR.

	Prior FY 2026 Guidance (4/30/2026)	Revised FY 2026 Guidance
Net Revenue	$1,215 million to $1,285 million	$1,295 million to $1,365 million
Total SUBLOCADE Net Revenue	$950 million to $990 million	$1,010 million to $1,050 million
Non-GAAP Operating Expenses*	$430 million to $450 million	$430 million to $450 million
Adjusted EBITDA*	$620 million to $660 million	$700 million to $740 million

*

We have not provided the forward-looking U.S. GAAP equivalents for certain forward-looking non-U.S. GAAP metrics as a result of the uncertainty and potential variability of reconciling items. Accordingly, the Company has relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K to exclude such reconciliations, as the reconciliations of these non-U.S. GAAP guidance metrics to their corresponding U.S. GAAP equivalents are not available without unreasonable effort.

Financial Results for Quarter Ended June 30, 2026:

•

Total net revenue was $343 million for the quarter ended June 30, 2026 (the 2026 quarter), compared to $302 million for the quarter ended June 30, 2025 (the 2025 quarter), representing a 14% increase year-over-year.

•	Total SUBLOCADE net revenue was $253 million for the 2026 quarter, compared to $209 million for the 2025 quarter, representing a 21% increase year-over-year.

•

GAAP operating expenses were $134 million for the 2026 quarter, compared to $179 million for the 2025 quarter, representing a 25% decrease year-over-year. Non-GAAP operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $112 million for the 2026 quarter, compared to $167 million for the 2025 quarter, representing a 33% decrease year-over-year.

•

GAAP net income for the 2026 quarter was $122 million ($0.98 diluted earnings per share), compared to GAAP net income for the 2025 quarter of $18 million ($0.14 diluted earnings per share). Non-GAAP net income for the 2026 quarter was $142 million ($1.15 diluted earnings per share), compared to non-GAAP net income for the 2025 quarter of $64 million ($0.51 diluted earnings per share).

•	Adjusted EBITDA for the 2026 quarter was $186 million, compared to $88 million for the 2025 quarter, representing a 111% increase year-over-year.

•	The Company ended the 2026 quarter with cash and investments of $249 million.

Financial Results for Six Months Ended June 30, 2026:

•

Total net revenue was $660 million for the six months ended June 30, 2026 (the 2026 period), compared to $568 million for the six months ended June 30, 2025 (the 2025 period), representing a 16% increase year-over-year.

•	Total SUBLOCADE net revenue was $486 million for the 2026 period, compared to $385 million for the 2025 period, representing a 26% increase year-over-year.

•

GAAP operating expenses were $273 million for the 2026 period, compared to $334 million for the 2025 period, representing an 18% decrease year-over-year. Non-GAAP operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $229 million for the 2026 period, compared to $313 million for the 2025 period, representing a 27% decrease year-over-year.

•

GAAP net income for the 2026 period was $211 million ($1.67 diluted earnings per share), compared to GAAP net income for the 2025 period of $65 million ($0.52 diluted earnings per share). Non-GAAP net income for the 2026 period was $266 million ($2.10 diluted earnings per share), compared to non-GAAP net income for the 2025 period of $121 million ($0.96 diluted earnings per share).

•	Adjusted EBITDA for the 2026 period was $350 million, compared to $165 million for the 2025 period, representing a 112% increase year-over-year.

Conference Call and Webcast Details:

As a result of the transaction announcement today, Indivior will host a joint transaction conference call with Supernus in lieu of its previously scheduled second quarter 2026 earnings conference call.

A live webcast will be available here or from the Investor Relations section of both companies’ website at Supernus Events & Presentations and www.indivior.com.

Participants may also pre-register any time before the call here. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available following the event.

An investor presentation, which will be referenced during the webcast, is also available from the Investor Relations section of both companies’ websites.

About Indivior

As the leader in long-acting injectable treatments for opioid use disorder (OUD), Indivior is singularly focused on delivering evidence-based treatment and advancing understanding of OUD as a chronic but treatable brain disease. For more than 25 years, we have revolutionized the science of addiction medicine — developing treatments that help people move toward long-term recovery with independence and dignity. Building on this heritage, we are ushering in a new era, renewing our commitment to individuals living with OUD and carrying forward what matters most: compassion, integrity, and science. Together – with science, people living with OUD, public health champions, and communities, we are powering recovery and renewing hope. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/Indivior.

Columns and rows within financial tables may not foot due to rounding. Percentages and per share data in the financial tables have been calculated using actual, non-rounded figures.

Non-GAAP Financial Measures:

Non-GAAP financial measures adjust for non-recurring items and other items representing expenses or income that we believe do not reflect the Company’s ongoing operations or the adjustment of which may help with the comparison to prior periods. The Company believes its non-GAAP financial measures may be useful to investors to understand the Company’s performance. In addition, the Company uses “Adjusted EBITDA” in its annual incentive plan in which all executive officers participate.

Important Cautionary Note Regarding Forward-Looking Statements:

This announcement contains certain statements that are forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, among other things, express and implied statements regarding: our 2026 financial guidance including with respect to net revenue, total SUBLOCADE net revenue, non-GAAP operating expenses, and adjusted EBITDA; potential business development opportunities to acquire the next commercial stage growth drivers; potential expense reductions; expected acceleration in SUBLOCADE net revenue and dispense unit growth; expected growth in adjusted EBITDA, cash flow, and our bottom line, and expected acceleration of such growth; potential future share repurchases; expected creation of shareholder value; anticipated benefits of the proposed merger with Supernus, the expected timing of completion of the proposed merger, estimated costs associated with the proposed merger, and other statements containing the words “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “forecast,” “strategy,” “target,” “guidance,” “outlook,” “potential,” “project,” “priority,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and only express management’s beliefs regarding future results or events which, by their nature, are inherently uncertain and outside of management’s control or ability to predict. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of factors, including but not limited to: lower than expected future sales of our products; greater than expected impacts from competition; and unanticipated costs including the effects of potential tariffs and potential retaliatory tariffs; market conditions; the decisions of third parties outside of our control with respect to potential business development opportunities; the risk that the proposed merger with Supernus may not be completed on the anticipated timeline or at all; the failure to obtain required stockholder or regulatory approvals for the merger, or the imposition of conditions in connection with such approvals; the restrictions during the pendency of the transaction that may limit the parties’ ability to pursue business opportunities or strategic transactions; the risk that the anticipated benefits, synergies, growth, profitability, cash flow generation and earnings accretion of the merger are not realized or are realized more slowly than expected; and the difficulties, costs and risks relating to the integration of the two businesses. For additional information about some of the risks and important factors that could affect our future results and financial condition, see “Important Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in Indivior’s Annual Report on Form 10-K filed February 26, 2026, and our other filings with the U.S. Securities and Exchange Commission.

We have based the forward-looking statements in this report on our current expectations and beliefs concerning future events. Forward-looking statements contained in this report speak only as of the day they are made and, except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether due to new information, or to reflect events or developments that occur after the date the statement was made.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Indivior intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Indivior and a joint proxy statement of Indivior and Supernus (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to Indivior’s stockholders and Supernus’ stockholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Indivior and Supernus with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Indivior with the SEC will be available free of charge on Indivior’s website at www.indivior.com or by contacting Indivior’s Investor Relations at InvestorRelations@indivior.com. Copies of the documents filed by Supernus with the SEC will be available free of charge on Supernus’ website at www.supernus.com.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication does not constitute a prospectus or prospectus equivalent document. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Indivior and Supernus and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Indivior is available in the Indivior proxy statement for its 2026 Annual Meeting, which was filed with the SEC on March 27, 2026. Information about directors and executive officers of Supernus is available in the Supernus proxy statement for its 2026 Annual Meeting, which was filed with the SEC on April 30, 2026. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Indivior and Supernus as indicated above.

For Further Information

Investors	Jason Thompson	VP, Investor Relations	+1 804 402 7123 jason.thompson@indivior.com

Media	Cassie France-Kelly	VP, Communications	+1 804 594 0836 Indiviormediacontacts@indivior.com

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated statements of operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$343	$302	$660	$568
Cost of sales	50	52	90	96

Gross profit	294	250	570	472

Selling, general and administrative	122	158	245	291
Research and development	12	21	28	43

Total operating expenses	134	179	273	334

Operating income	160	72	297	138

Interest (income)	(3)	(6)	(5)	(10)
Interest expense	2	15	9	27
Loss on debt extinguishment	—	—	18	—

Income before income taxes	160	62	276	121

Income tax expense	38	44	65	56

Net income	$122	$18	$211	$65

Earnings per share
Basic	$1.02	$0.15	$1.73	$0.53
Diluted	$0.98	$0.14	$1.67	$0.52

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated balance sheets

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$222	$195
Accounts receivable, net of allowances of $3 (2026) and $4 (2025)	271	253
Inventories	150	153
Prepaid expenses	14	34
Current tax receivable	16	2
Other current assets	54	16

Total current assets	725	652

Long-term investments	27	28
Property, plant and equipment, net	162	144
Operating lease right of use assets, net	21	26
Goodwill and other intangible assets, net	2	2
Deferred tax assets	271	323
Other noncurrent assets	24	27

Total assets	$1,233	$1,201

Liabilities and stockholders’ deficit
Current liabilities
Accrued rebates and product returns	$610	$582
Accounts payable and accrued expenses	206	250
Accrued litigation settlement expenses, current	14	42
Current portion of long-term debt	—	29
Operating lease liabilities, current	9	10
Income taxes payable	30	2

Total current liabilities	868	914

Long-term debt, less current portion	487	290
Accrued litigation settlement expenses, noncurrent	42	52
Operating lease liabilities, noncurrent	13	22
Other noncurrent liabilities	31	21

Total liabilities	1,441	1,300

Stockholders’ deficit
Common stock, par value $0.001 per share (2026) and $0.50 per share (2025) Issued shares: 118 (2026) and 125 (2025)	—	62
Additional paid-in capital	155	112
Accumulated other comprehensive loss	(28)	(30)
Accumulated deficit	(334)	(243)

Total stockholders’ deficit	(208)	(98)

Total liabilities and stockholders’ deficit	$1,233	$1,201

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Condensed consolidated statements of cash flows

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$211	$65
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	4	5
Amortization of right-of-use assets	3	5
Stock-based compensation expense	20	14
Impairment of tangible and intangible assets	8	—
Loss on debt extinguishment	18	—
Unrealized loss on equity investments	—	1
Deferred income taxes	52	7
Impact from foreign exchange movements	1	(5)
Other adjustments, net	—	1
Change in operating assets and liabilities	(99)	139

Net cash provided by operating activities	220	233

Cash flows from investing activities:
Purchases of property and equipment	(27)	(22)
Purchases of in-process research and development and intangible assets	—	(1)
Purchases of investments in debt securities	(8)	(11)
Sales and maturities of debt securities	9	11

Net cash used in investing activities	(27)	(22)

Cash flows from financing activities:
Proceeds from the issuance of common stock	—	1
Cash paid for repurchases of common stock	(302)	(11)
Proceeds from debt, net	489	—
Repayments of debt	(333)	(8)
Transaction costs related to debt refinancing	(5)	—
Settlement of equity awards	(21)	(3)
Other	5	—

Net cash used in financing activities	(166)	(22)

Net increase in cash and cash equivalents	28	189
Exchange differences	—	1
Cash and cash equivalents at beginning of period	195	319

Cash and cash equivalents at end of period	$222	$510

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Selected revenue information

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
US:
SUBLOCADE*	$238	$195	$455	$359
Sublingual & other	57	52	107	107
PERSERIS[1]	5	8	10	12

Total U.S.	300	256	572	478

Rest of World	43	46	88	90

Net revenue	$343	$302	$660	$568

*Total SUBLOCADE net revenue	$253	$209	$486	$385

[1]	Marketing and promotion activities for PERSERIS were discontinued in 2024.

Reconciliation of GAAP to non-GAAP financial information

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP operating expenses	$134	$179	$273	$334
Stock-based compensation	11	8	20	14
Corporate initiative transition[1]	10	4	24	5
Litigation settlement expense	—	—	—	1

Less: Adjustments in operating expenses	22	12	45	20

Non-GAAP operating expenses	$112	$167	$229	$313

[1]	Includes severance, consulting, impairment, and costs related to planned facility closures.

Non-GAAP diluted earnings per share

Management believes that non-GAAP diluted earnings per share, which excludes the impact of certain non-recurring items and other adjustments, net of applicable tax effects, may provide useful information to shareholders regarding underlying trends in earnings per share. A reconciliation of GAAP net income to non-GAAP net income, as well as the weighted average shares used in computing non-GAAP diluted earnings per share, is included in the table below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income	$122	$18	$211	$65
Adjustments in cost of sales[1]	4	2	5	2
Adjustments in operating expenses	22	12	45	20
Adjustments in interest expense	—	4	—	4
Loss on debt extinguishment	—	—	18	—
Adjustments in tax expenses	(5)	28	(14)	29

Non-GAAP net income	$142	$64	$266	$121

Shares used in computing diluted non-GAAP earnings per share	124	126	127	125

Non-GAAP diluted earnings per share	$1.15	$0.51	$2.10	$0.96

[1]	Includes manufacturing transition and other costs

Indivior Pharmaceuticals, Inc.

(Amounts in millions, except per share data and percentages)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income adjusted to exclude interest expense, interest income, income tax expense or benefit, depreciation and amortization, stock-based compensation, and other adjustments reflecting changes in our business that do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$122	$18	$211	$65
Interest (income)	(3)	(6)	(5)	(10)
Interest expense	2	15	9	27
Income tax expense	38	44	65	56
Depreciation and amortization	2	3	4	5
Stock-based compensation	11	8	20	14
Corporate initiative transition	11	4	26	5
Manufacturing transition	2	2	4	2
Loss on debt extinguishment	—	—	18	—
Litigation settlement expense	—	—	—	1

Adjusted EBITDA	$186	$88	$350	$165